Exhibit 99.1

Signature Page

KKR NGT (DREAM) BLOCKER PARENT L.P.	04/07/2026
By: KKR Associates NGT L.P., its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NGT (DREAM) BLOCKER PARENT (EEA) L.P.	04/07/2026
By: KKR Associates NGT L.P., its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES NGT L.P.	04/07/2026
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NEXT GEN TECH GROWTH LIMITED	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary